UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on September 17, 2015. There were three proposals considered at the Annual Meeting, each of which is described briefly below and detailed in the Company’s definitive proxy statement dated July 28, 2015 for the Annual Meeting (the “Proxy Statement”).

The final voting results from the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Proposal 1 was a proposal to elect seven nominees to serve a one-year term on the Company’s Board of Directors, as detailed in the Proxy Statement. Following is the number of votes cast “For” or “Authority Withheld” for each of the nominees set forth in Proposal 1, as well as the number of “Abstentions” and “Broker Non-Votes” as to each nominee. Each of the nominees was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

	For	Authority Withheld	Abstentions	Broker Non-Votes
Behrooz Abdi	42,688,209	290,225	0	3,604,787
Izak Bencuya	42,688,646	289,788	0	3,604,787
Louis DiNardo	42,686,485	291,949	0	3,604,787
Pierre Guilbault	42,685,786	292,648	0	3,604,787
Brian Hilton	42,685,605	292,829	0	3,604,787
Richard L. Leza	42,225,743	752,691	0	3,604,787
Gary Meyers	42,663,827	314,607	0	3,604,787

Proposal 2 – Ratification of Auditors

Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2016, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
45,921,351	217,091	444,779	0

Proposal 3 – Say on Pay

Proposal 3 was a proposal to approve an advisory vote on executive compensation, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
41,314,811	1,160,652	502,971	3,604,787

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2015	EXAR CORPORATION

/s/ Ryan A. Benton Ryan A. Benton Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)